EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2009 relating to the financial statements of APC group, Inc., appearing in the annual report on Form 10-KSB for the year ended November 30, 2008.

Malone & Bailey, P.C.
www.malone-bailey.com
Houston, Texas
April 2, 2009